UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         ReDox Technology Corporation
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

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   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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   4) Date Filed:

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


                         REDOX TECHNOLOGY CORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of ReDOX Technology Corporation:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of ReDOX Technology Corporation (the "Company") will be held at the Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington, on Wednesday, January 31 2001 at 10:00 a.m. P.S.T., for the following purposes:

         1. To approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock of the Company; and

         2. To approve an amendment to the Company's Certificate of Incorporation to authorize a class of undesignated Preferred Stock; and

         3. To transact such other business as may properly come before the meeting, although management was not aware on December 1, 2000 of any other business to be considered.

         Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. Only shareholders of record at the close of business on December 6, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Shareholders are cordially invited to attend the meeting. Whether or not you intend to be present, please read the enclosed Proxy Statement and then mark, sign and date the enclosed form of Proxy and return it in the envelope provided. It is important that your shares be represented at the meeting. Please vote promptly.

                                        By Order of the Board of Directors


                                        Clifton D. Douglas, Secretary
December 1, 2000

                                  PROXY STATEMENT


         This Proxy Statement is being furnished by the Management of ReDox Technology Corporation, a Delaware Corporation ("Company"), 340 North Sam Houston Parkway East, Suite 250, Houston, Texas 77060 in connection with the solicitation by the Management of proxies in the accompanying form for use at a Special Meeting of Best Western Lakeway Inn, 714 Lakeway Drive, Bellingham, Washington on Wednesday, January 31,2001 at 10:00 a.m. P.S.T., and at any adjournments thereof. As of the record date, there were 49,600,478 shares of Common Stock issued and outstanding and 58,936 shares of Convertible Preferred Stock.

         Only shareholders of record at the close of business December 6, 2000 are entitled to notice of and to vote at the Special Meeting and at any and all adjournments of the meeting. Each share of Common Stock entitles the holder to one vote per share. Each share of Convertible Preferred Stock entitles the holder to one vote per share, voting with the Common Stock as a single class. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. The two matters to be submitted to the shareholders require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The accompanying proxy is solicited by the Management of the Company. The initial solicitation will be by mail. Arrangements will be made with banks, brokerage firms and others to forward proxy materials to beneficial owners of the Company's Common Stock. Certain officers, executives and regular employees of the Company (without additional compensation) may solicit proxies by telephone, telegraph, mail or personal interviews. The Company has also retained the firm of Reagan & Associates to aid in the solicitation of brokers, banks, institutional and other shareholders for a fee of approximately $5,000, plus reasonable out-of-pocket expenses. The total cost of such solicitation will be borne by the Company and will include reimbursement to banks, brokerage firms and others for their expenses in forwarding solicitation materials regarding the meeting to stockholders.


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

         Proxies will be voted in accordance with the instructions contained therein. If instructions are not given, proxies will be voted in favor of both proposals to amend the Certificate of Incorporation and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

         Any stockholder giving a proxy has the right to revoke such proxy at any time prior to its exercise, by executing a later dated Proxy, by voting by ballot at the meeting, or by giving written notice to the Secretary of the Company. On the accompanying Proxy, a shareholder may substitute the name of another person in place of those persons presently named as proxies. In order to vote, however, a substitute must present adequate identification to the Secretary before the voting occurs.

         This Proxy Statement and form of Proxy are first being sent to shareholders on approximately December 11, 2000. Amendment #2 to Form 10-K for the fiscal year ended December 31, 1999 is being mailed with this Proxy Statement. Such Form 10-K is not to be deemed a part of the proxy soliciting material.

         Shareholder proposals for the 2001 Annual Meeting, which is scheduled for May 14, 2001, must be received no later than January 15, 2001 to be considered for inclusion in the Company's 2001 proxy materials. All shareholder proposals should be submitted to the Secretary of the Company.


                           PURPOSE OF SPECIAL MEETING

         In June 1994 the Company solicited general proxies for use for the period to June 1, 1995. The then President of the Company, the consultant whom he relied upon, and the Company's majority shareholder, Mr. Szymanski, were not aware that the Company's status under the Securities Exchange Act of 1934 required the use of a Proxy Statement prepared in accordance with the SEC proxy rules and reviewed by the SEC staff. Rather, they conducted the proxy solicitation without the use of a Proxy Statement and no review of the process was obtained from the SEC staff. The Company used the proxies to amend the Certificate of Incorporation to increase the authorized capital stock, including the addition of undesignated Preferred Stock. The Company's current management has been advised by legal counsel that it cannot rely upon the vote taken in 1995 using the proxies obtained without compliance with the SEC's proxy rules. At this point the Company needs the authorization of additional capital stock, and to avoid any legal complications is holding this Special Meeting for which

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



proxies are being solicited in accordance with the SEC proxy rules. The purpose of this meeting is to present to the shareholders two related proposals:

         1. A proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000; and
         2. A proposal to amend the Certificate of Incorporation to add an authorized class of undesignated Preferred Stock, consisting of 10,000,000 shares.

Both of these proposals are discussed below.

At present, the Company has issued and outstanding 58,936 shares of Convertible Preferred Stock. In 1996 the Company's Board of Directors designated a series of "Convertible Preferred Stock". The designation of the Convertible Preferred Stock series gave it the following rights, privileges and preferences under Delaware law:

         1. The total number of shares designated as the series was 10,000,000 shares, having a par value of $ .001 per share.
         2. The shares were given a liquidation preference of $1.00 per share, and if the total assets were insufficient to permit that payment then the available assets were to be distributed pro-rata to the then holders of the series.
         3. The shares of the series were given voting rights, of one vote per share, and the series is voted with the Common Stock as a single class.
         4. No fixed dividend, or dividend rate was designated; dividends are as declared by the Board of Directors from time to time, and the entitlement to dividends was subordinated to payment of corporate debt.
         5. Each share of Convertible Preferred Stock converts into five (5) shares of the Company's Common Stock, with the conversion privilege subject to anti-dilution protections.
         6. The Company has the right to redeem the shares of Convertible Preferred Stock at any time upon thirty (30) days notice, at a redemption price of $1.00 per share.

Mr. Szymanski, in consideration of his cumulative capital contributions to the Company, was issued 6,000,000 shares of the newly-designated Convertible Preferred Stock. Subsequently, Mr. Szymanski transferred these shares to the Richard Alan Szymanski Trust #1. In turn, over the years the Trust has subsequently sold 1,000,000 of such shares in private transactions to a limited number of Mr. Szymanski's friends and associates, Holders of 941,064 of the shares have since converted the shares to Common Stock. When the question of the


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

validity of the Convertible Preferred Stock was raised, Mr. Szymanski returned the 5,000,000 shares held by the Trust and received a Promissory Note for his cumulative advances to June 30, 2000. The 58,936 shares which remain issued and outstanding are the unconverted balance of the 1,000,000 shares sold by the Trust.


                                VOTING SECURITIES

Voting Rights
On December 6, 2000 (the Record Date) the Company had outstanding two classes of voting securities outstanding, namely 49,600,478 shares of Common Stock, $.00005 par value, whose holders are entitled to one vote for each share registered in their name at the close of business on the Record Date, and 58,936 shares of Convertible Preferred Stock, $.001 par value, whose holders are entitled to 1 vote for each share registered in their name at the close of business on the Record Date. Pursuant to the designation of the series of Preferred Stock, it votes with the Common Stock as a single class. The quorum necessary to conduct business at the Special Meeting consists of a majority of the outstanding shares of Common Stock and Convertible Preferred Stock, taken as a single class. The two matters being submitted to the shareholders and covered by this Proxy Statement require the affirmative vote of a majority of the votes cast at the meeting. For purposes or determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         Because the legal status of the Preferred Stock is uncertain, the holders of the Preferred Stock have waived the right to vote their shares on either of the two items being presented at this Special Meeting. Their shares will be counted to determine whether a quorum is present; however, the shares will not be voted on either item.

Principal Stockholders
         The following table indicates the number of shares of Common Stock owned beneficially as of December 6, 2000 (the Record Date) by (i) each person known to the Company to own more than 5% of the Company's outstanding Common Stock and (ii) each Officer and Director of the Company, and (3) all officers and Directors of the Company as a group:


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

Name and Address of                   Number of             Percent
Beneficial Owner                      Shares                As of 12/01/00 /1/
----------------                      ------                -------------------

Richard Alan Szymanski              15,144,900/2/                    30.53%
Trust #1
15 White Oak Manor
Conroe, Texas 77304

Clifton D. Douglas                     500,000                        1.01%
14674 F. Perthshire
Houston, Texas 77079

James R. Schuler                            -0-                         -0-
1141 Harbor Bay Parkway
Alameda, CA 94502

All officers and
directors as a group/3/             15,644,900                       31.54%


----------------------
/1/ Based on 49,600,478 shares of Common Stock issued and outstanding as of 12/01/00.
/2/ These shares were placed in a trust, The Richard Alan Szymanski Trust #1, for the benefit of Patricia Szymanski, Wendy Szymanski, Jonathan Szymanski and Holly Szymanski.
/3/ None of the shares of Convertible Preferred Stock are owned by any officer or director or by any person owning 5% of the Company's outstanding Common Stock.



Committees
         At present, the Company does not have separate nominating, audit or compensation committees. Such matters are handled by the Board of Directors as a whole.

Attendance and Compensation
         During 1999, all of the current members of the Board of Directors were on the Board, and all directors attended a minimum of 85% of the meetings.

         None of the current Directors receive compensation for their service as Directors.


                                   MANAGEMENT

Present Officers and Directors of the Company
         As of December 1, 2000, the following are the Officers and Directors of the Company, together with brief resumes for each:

Name                     Age       Position
----                     ---       --------

Richard Szymanski         58       President/Director


Clifton D. Douglas        71       Secretary/Treasurer/Director

James R. Schuler          60       Director

The members of the Board of Directors of the company are elected by the shareholders at each annual meeting for a one year term. Officers are elected by the Directors at each annual meeting for a one year term, or until otherwise replaced by the Board of Directors.

Richard A. Szymanski is President, Chairman of the Board of Directors and CEO of our Company, serving in these capacities since our incorporation in April 1993. Mr. Szymanski is involved in research, development and improvement of high density power batteries. Mr Szymanski previously served as Vice President and Technical Director of World Book Encyclopedia Science Service for several years where he maintained a staff of professional science writers and photographers for the purpose of writing and illustrating major scientific events, including: exclusive coverage of the seven original astronauts, organizing all photo coverage including space launchers at Cape Kennedy, and the initial heart transplants performed in Houston, Texas.

Clifton D. Douglas has served as Secretary/Treasurer and Director since July 1996, overseeing and managing all of the accounting and financial affairs of the Company. From 1990 though 1995, Mr. Douglas was Vice President of Tiger Oil and Gas, Inc., Latin America Trading Company and Petrorental Internacionales, S.A., where he was responsible for operations in Mexico and Latin America. Previously, Mr. Douglas was a financial consultant in the areas of oil, gas and real estate construction.

In 1953, Mr. Douglas received a Bachelor of Science in Accounting from Arizona State University.

James R. Schuler has served as a Director of our Company since August 4, 1998. Presently, Mr. Schuler is the President and CEO of Trans United Partners, Inc. of Pacifica, California, having been with that company since 1998. Also since 1998 through the present, Mr. Schuler is CEO to S-Cube Investments, LLC, where he has been forming a technology cooperative among new technology companies. Previously, Mr. Schuler co-founded a research and development company in 1994 called Add-Vision, Inc., which produced a new illumination technology made up of a revolutionary thin, flat, programmable display product with multiple uses (called Intelligent Illumination). He remained with Add-Vision until 1998. Prior to that, Mr. Shuler served as President and CEO to a transportation relocation company called Relocation Controls Corporation, and to a petroleum refining administrative company which he founded called Transatlantic Petroleum.

Mr. Schuler received a Bachelor of Science Degree in Finance and Business Administration from the University of North Carolina.

Executive Compensation of Present Officers

         For the years 1997, 1998 and 1999 and for the year 2000 to date, the Company has not compensated any of its executive employees, including particularly its President and Chief Executive Officer, Richard Szymanski,


Employment Agreements

         At present, the Company has no employment agreements with either of its two employees.


                                     ITEM I
                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                       OF THE CERTIFICATE OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

         The Board of Directors has proposed the adoption of an amendment of the FOURTH Article of the Certificate of Incorporation. If adopted the amendment would change the capital structure by increasing the authorized number of shares of Common Stock from 50,000,000 shares having a par value of $.00005 per share to 100,000,000 shares, having a par value of $.00005 per share. This amendment will not affect the preferences, limitations and relative rights in respect of the currently authorized shares of Common Stock.
         The Board of Directors recommends a vote FOR the adoption of the following amendment to the Certificate of Incorporation:

         RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation be, and hereby is amended to read as follows:

         FOURTH. The aggregate number of shares which the corporation shall have authority to issue is One
         Hundred Million (100,000,000) shares of Common Stock, having a par value of $.00005 per share

         The terms of the 100,000,000 Common Shares of the corporation shall be as follows:

         (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

         (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

         (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.


                  MANAGEMENT'S DISCUSSION OF PROPOSED AMENDMENT

         The Board of Directors believes that the proposed increase is in the best interests of the Company and its shareholders. In 1995, the Company, which was then being advised by a non-attorney consultant, solicited proxies for a Stockholders' Meeting to amend the Certificate of Incorporation substantially as now proposed. That proxy solicitation was conducted without the use of a Proxy Statement filed with the Securities and Exchange Commission pursuant to its Proxy Rules under which stockholders would have received a definitive Proxy Statement detailing the proposed amendment. A majority of the then stockholders provided proxies which were voted to amend the Certificate of Incorporation so as (a) to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 and

(b) to authorize the issuance of 10,000,000 shares of undesignated Preferred Stock. The Company has recently retained corporate and securities counsel who have questioned the validity of the vote based upon the use of those proxies in the absence of the SEC filing. Assuming that the validity of the prior amendment and authorization is in question, this poses two problems to the Company:

1. In 1996, Mr. Szymanski was issued shares of Convertible Preferred Stock in recognition of the advances which he had made to the Company and in anticipation of his continued financial support of the Company. To date, substantially all of the financial support which the Company has received has been from Mr. Szymanski; as of June 30, 2000 his advances total $1,080,712 and the Company is dependent upon his continuing that support for the foreseeable future until equity financing can be obtained on terms acceptable to the Company. When the validity of the issuance of the Convertible Preferred Stock was questioned, the transaction was reversed, Mr. Szymanski turned in his 5,000,000 shares of Convertible Preferred Stock and was issued a Promissory Note in the amount of his advances.

         The Promissory Note, dated August 14, 2000, is in the principal sum of $1,008,712, representing his prior advances, without interest. There is no interest on this sum, if the note is paid on or before December 31, 2000. If the note is not paid by that date, then simple interest at the rate of ten percent (10%) per annum will be retroactively applied for the period from August 14, 2000 to December 31, 2000. Then, the combined total of principal and interest shall bear interest at the rate of eighteen percent (18%) per annum until paid.

         The Company does not have the funds to repay the Promissory Note. The Board of Directors has met with Mr. Szymanski with respect to this indebtedness and has approved an agreement to issue 11,937,311 shares of Common Stock to him in conversion of that indebtedness. The number of shares is based upon the calculation of his advances to the date of the 1996 transaction, ($379,379) divided by $.045 representing the fair market value of restricted shares of the Company's Common Stock at that time and his further advances to June 30, 2000 ($701,733) divided by $.20 representing the fair market value of restricted shares of the Company's Common Stock at that time. On the dates that the determinations of the fair market values were made, the market prices of the Company's Common Stock was as follows:

                         Bid                              Ask                              Price
Date              High      Low     Close           High    Low      Close           High    Low     Close
                  -----     ---     ------          ----    ---      ------          ----    ---     ------

July 1996          .17      .22       .21           .23       .21      .20           .23     .16       .20


June 30, 2000     .4375      .5       .5            .51        .5       .5           .51     .4375      .5


         The Company does not have sufficient remaining authorized but unissued Common Stock to issue the shares to Mr. Szymanski in payment of the note. Unless additional shares are authorized, the only alternative would be a reverse stock split, which Management does not wish to do.

2. At this point, the Company has issued and outstanding 49,600,478 shares of its Common Stock which utilizes almost all of the legally authorized 50,000,000 shares. The 58,936 issued and outstanding shares of Preferred Stock each convert to five shares of Common Stock; if all the shares were converted it would substantially deplete the remaining balance. The Company is currently seeking to raise equity financing to support its next stage of product development and manufacturing; without the proper authorization of the additional shares of Common Stock this cannot be done except by a reverse stock split, which Management does not wish to do. In order to have sufficient shares of new Common Stock to raise the equity financing, Management recommends a vote FOR the amendment. In addition, shares of Convertible Preferred Stock were issued by the Board of Directors in 1996 in reliance upon the presumed validity of the authorizing amendment to the Certificate of Incorporation. The authorization of the additional Common Stock will provide the necessary shares for such Preferred Stock to be converted Common Stock according to its terms.

         Except as set forth below, there are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares at the present time, other than:
         (a) to permit conversion of the issued and outstanding
Convertible Preferred Stock; and
         (b) to issue 11,937,311 shares of Common Stock to Richard Szymanski in consideration of the $1,080,712 which he has advanced to the corporation, as a conversion of the Company's indebtedness to him; and
         (c) possible issuance for general corporate purposes, including future equity financings, acquisitions, stock dividends and stock splits. Unless required by law, no further stockholder approval would be sought for the issuance of such shares. Current holders of the Company's Common Stock do not have preemptive rights to subscribe for additional shares that may be issued by the Company.

         The Company does not have any type of anti-takeover program in effect and the amendment is not being proposed as any type of anti-takeover defense nor is it part of any anti-takeover program. Shareholders should note that the Board of Directors is authorized to issue the additional shares of Common Stock without further approval of the shareholders and without notice to them. Furthermore, the availability of authorized but unissued shares of Common Stock, and the ability of the Board of Directors to issue such shares without approval of the shareholders, could impede or deter an unsolicited tender offer or takeover proposal regarding us and the issuance of additional shares could make an attempted acquisition of a controlling interest, by an unwanted suitor, more difficult, time- consuming or costly, thereby having the effect of discouraging such an attempt.

         Adoption of the amendment requires the affirmative vote of the holders of a majority of the votes cast at the meeting, with the Common Stock and the Convertible Preferred Stock, voting as a single class.


                                     ITEM II
                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                       OF THE CERTIFICATE OF INCORPORATION
                  TO ADD AN AUTHORIZED CLASS OF PREFERRED STOCK

         The Board of Directors has proposed the adoption of a second amendment of the FOURTH Article of the Certificate of Incorporation. If adopted the amendment would change the capital structure by authorizing the issuance of 10,000,000 shares of undesignated Preferred Stock, with the rights, limitations and privileges of such Preferred Stock to be designated by the Board of Directors from time to time as series of such Preferred Stock are actually issued. This amendment will not affect the preferences, limitations and relative rights in respect of the shares of each class, common stock and preferred stock, nor will it affect the 58,936 shares of the outstanding series of Convertible Preferred Stock.

         The Board of Directors recommends a vote FOR the adoption of the following amendment to the Certificate of Incorporation:

         RESOLVED, that Article FOURTH of the Company's Certificate of Incorporation be, and hereby is amended to read as follows:

         FOURTH.   The aggregate number of shares which the
         corporation shall have authority to issue is (either
         One Hundred Ten Million (110,000,000) shares, divided into:

         or

         Sixty Million (60,000) shares, divided into: )**

         10,000,000 Preferred Shares, having a par value of one tenth of a cent ($.001) per share

                                       and

         (either 100,000,000 Common Shares, having a par value of $.00005 per share or Fifty Million Common Shares, having a par value of $.00005 per share)**

**Note: The number of shares of Common Stock to be contained in the amendment will depend upon whether or not Item I is approved and the number of authorized shares of Common Stock is increased.

A statement of the preferences, privileges, and restrictions granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A.       Common Shares.  The terms of the (either 100,000,000 or
50,000) Common Shares of the corporation shall be as follows:

         (1) Dividends. Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

         (2) Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

         (3) Voting rights. Each holder of a Common Share shall have one vote in respect of each share of such stock held by him. There shall not be cumulative voting.

         B. Preferred Shares. Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the Ten Million (10,000,000) shares authorized, and such shares shall constitute a series of the Preferred Shares. Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation. Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series. Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares. Also, any series of the Preferred Shares may have voting rights.


                  MANAGEMENT'S DISCUSSION OF PROPOSED AMENDMENT

         The Board of Directors believes that the proposed authorization of a class of undesignated Preferred Stock is in the best interests of the Company and its shareholders. As noted in the discussion to Item I, the Company used the proxies to amend the Certificate of Incorporation. A part of that amendment was the authorization of a class of Preferred Stock. Although Mr. Szymanski returned the 5,000,000 shares which he was still holding, 58,936 shares remain issued and outstanding; there are no outstanding commitments for the issuance of any other preferred stock.. Since the validity of the prior amendment and authorization is in question, the authorization of the class will obviate the problem. If the amendment is not approved, and if the prior authorization was not valid, then the holders of the outstanding shares could have a cause of action against the Company.

         Other than to issue 58,936 shares to correct the over- issuance discussed, there are no plans, agreements, commitments or understandings for the issuance of the newly authorized shares at the present time. The Company does not have any type of anti-takeover program in effect and the amendment is not being proposed as any type of anti-takeover defense nor is it part of any anti-takeover program. Shareholders should note that the Board of Directors is authorized to designate series of the Preferred Stock and to issue shares of such stock without further approval of the shareholders and without notice to them. Furthermore, the availability of authorized but unissued shares of Preferred Stock, and the ability of the Board of Directors to designate and issue such undesignated shares, could impede or deter an unsolicited tender offer or takeover proposal regarding us and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of Common Stock. The rights of holders of shares of Preferred Stock that may be issued may be superior to the rights granted to the holders of the existing shares of Common Stock.

         Adoption of the amendment requires the affirmative vote of the holders of a majority of the votes cast at the meeting, with the Common Stock and the Convertible Preferred Stock, voting as a single class.




                             ADDITIONAL INFORMATION

         Other Matters The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. No stockholder proposals were submitted for inclusion in this Proxy Statement. If any proposal not set forth in the Proxy Statement is properly presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

                                            By Order of the Board of Directors,



                                            -----------------------------------
                                            President

Dated: December 1, 2000
           Houston, Texas

                         REDOX TECHNOLOGY CORPORATION

               This Proxy is solicited on Behalf of the Management

         The undersigned hereby appoints Richard Szymanski, Clifton D. Douglas and James R. Schuler, and each of them, jointly and severally, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of ReDox Technology Corporation held of record by the undersigned on December 6, 2000, at the Special Meeting of Stockholders to be held on January 31, 2001, or any adjournment thereof. Please indicate your vote on the following proposals:

1. Proposal to amend Article FOURTH of the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock to be issued.

              FOR                    AGAINST                      ABSTAIN
         -----                  -----                        -----


2. Proposal to amend Article FOURTH of the Certificate of Incorporation of the Company to authorize a class of undesignated Preferred Stock



              FOR                    AGAINST                      ABSTAIN
         -----                  -----                        -----



This proxy, when properly dated and signed will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the Proposal and in the discretion of the proxies with respect to any other matters properly presented to the meeting.

Dated:                                   ,2000
      -----------------------------------

Name (Please Print):
                      ----------------------------------------------------------


Signature of Owner:
                             ---------------------------------------------------


Signature of Co-Owner, if any:
                              --------------------------------------------------

         Please sign exactly as name appears on stock certificate. Where shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.